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                                                       Exhibit Number (10)(iii)
                                                       To 6/30/98 Form 10-Q


                           Northern Trust Corporation
                           Deferred Compensation Plan

                                  Introduction


     Northern Trust Corporation, a Delaware corporation (the "Company"), hereby establishes, effective as of May 1, 1998, a deferred compensation plan for key employees as described herein, which shall be known as the "Northern Trust Corporation Deferred Compensation Plan" (the "Plan"). The primary purpose of the Plan is to provide a select group of management or highly compensated employees of the Company with the opportunity to voluntarily defer all or a portion of their Incentive Compensation (as defined in Article I below). This Plan is intended to provide participants in the Plan with the ability to save on a tax-deferred basis.

                                   Article I

                                  Definitions

     Wherever used herein the following terms shall have the meanings hereinafter set forth:

     Section 1.1. "Assigned Base Salary" means the regular annual base wage rate of the Participant, excluding overtime wages or wages related to shift differential.

     Section 1.2. "Beneficiary" means any person eligible to receive a death benefit under the respective Incentive Compensation Plan as designated by the Participant under such plan, in the event of the death of the Participant.

     Section 1.3. "Board" means the Board of Directors of Northern Trust Corporation.

     Section 1.4. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     Section 1.5. "Committee" means the Employee Benefit Administrative Committee, which has the responsibility for administering various benefit plans of The Northern Trust Company, as constituted from time to time.

     Section 1.6. "Company" means Northern Trust Corporation, a Delaware corporation, and, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.
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     Section 1.7.  "Distribution Date" means the last business day of February of any Plan Year as provided under Section 5.1 of the Plan and as irrevocably set forth in each of the Participant's Deferral Election forms.

     Section 1.8. "Deferred Compensation Account" means an individual bookkeeping account for each Participant established hereunder. Such account shall be valued no less frequently than annually on a date or dates determined by the Committee.

     Section 1.9.  "Effective Date" means May 1, 1998.

     Section 1.10. "Incentive Compensation" means compensation earned pursuant to the Incentive Compensation Plans.

     Section 1.11. "Incentive Compensation Plans" means the Annual Performance Plan, the Management Performance Plan and/or applicable Specialized Incentive Plans or any other bonus program defined by the Company to be included.

     Section 1.12. "Initial Plan Year" means the eight-consecutive-month period commencing on the Effective Date and ending on December 31, 1998.

     Section 1.13. "Participant" means an employee of the Company (i) who resides in the United States or is a United States expatriate on temporary foreign assignment, (ii) who is eligible to participate in the Plan in accordance with Article II and (iii) who has a Deferred Compensation Account under the Plan.

     Section 1.14. "Pension Plan" means The Northern Trust Company Pension Plan, as amended from time to time.

     Section 1.15. "Plan" means the Northern Trust Corporation Deferred Compensation Plan, as amended from time to time.

     Section 1.16. "Plan Year" means the calendar year.

                                  Article II

                                  Eligibility

     Section 2.1. Conditions for Deferrals for 1998 and 1999 Incentive Compensation Payments . For Incentive Compensation which otherwise would be paid during the 1998 or 1999 Plan Years, an employee of the Company who participates in an Incentive Compensation Plan and (i) whose Assigned Base Salary, determined as of April 1, 1998, is at least $100,000, or (ii) whose Assigned Base Salary determined as of April 1, 1998 plus Incentive Compensation paid under the Incentive Compensation Plans during the period commencing on April 1, 1997 and ending on March 31, 1998 is at least $150,000, shall be eligible to defer Incentive Compensation under the Plan.

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      Section 2.2. Conditions for Deferrals in Subsequent Plan Years.  For
Plan Years subsequent to the Plan Years provided in Section 2.1, an employee of the Company who participates in an Incentive Compensation Plan and (i) whose Assigned Base Salary, determined as of November 30 immediately preceding the Participant's deferral election made under Section 3.2 below, is at least $100,000 (or such other amount as the Committee from time to time determines) or
(ii) whose Assigned Base Salary determined as of the November 30 immediately preceding the Participant's deferral election made under Section 3.2 below plus Incentive Compensation paid under the Incentive Compensation Plan during the twelve-month period ending on March 31 immediately preceding such deferral election (regardless of deferral under this Plan), is at least $150,000 (or such other amount as the Committee from time to time determines), shall be eligible to defer Incentive Compensation under the Plan.

     Section 2.3. Conditions for Deferrals for Newly Hired Employees. A newly hired employee of the Company who commences employment with the Company after the applicable determination dates provided in Sections 2.1 or 2.2 above, shall be eligible to complete a deferral election to defer Incentive Compensation under the Plan if such employee participates in an Incentive Compensation Plan and has an Assigned Base Salary determined as of his hire date of at least $100,000 (or such other amount as the Committee from time to time determines.)

                                  Article III

                             Deferral Opportunity

     Section 3.1. Amount Which May Be Deferred. Each Participant may elect to defer all or a portion of his or her annual Incentive Compensation as determined by the Committee; provided, however, the amount of each deferral for each payment of Incentive Compensation shall be at least $2,500. Participants shall always be one hundred percent (100%) vested in the amount they defer.

     Section 3.2. Deferral Election. Participants shall make the election to defer Incentive Compensation under the Plan on a Deferral Election Form by such dates as the Committee from time to time establishes. Participants shall make the following irrevocable determinations on each Deferral Election Form:

     (a) The amount to be deferred with respect to the Participant's Incentive Compensation paid during the Plan Year for which the election applies, pursuant to the terms of Section 3.1 herein;

     (b) The deferral period after which payments of deferred amounts commence (the "Deferral Period"), pursuant to the terms of Section 5.1 herein; and

     (c) The form of the payment of the deferred amount, pursuant to the terms of Section 5.2 herein.

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     Section 3.3.  Partial Year Employment and Initial Election. In the event that an employee commences employment with the Company after the beginning of a Plan Year, the Committee may allow the employee to complete a Deferral Election Form within thirty (30) calendar days of hire, such election to be valid and applicable for the Plan Year then in progress. For employees who were employed by the Company as of April 1 of the Plan Year in which the Plan is first implemented, the Committee may allow the employee to complete a Deferral Election Form within thirty (30) calendar days of the Plan's Effective Date, such election to be valid and applicable for the Plan Year then in progress.

     Section 3.4. Disability or Other Absence. If the Participant experiences a disability, all previous Deferral Elections will remain in force unless the Committee, in its sole discretion, determines that the Participant has incurred a financial hardship pursuant to Section 5.3 of the Plan, in which case it will waive, upon the Participant's request, such election(s). If the Participant takes a paid or unpaid leave of absence, all previous Deferral Elections will remain in full force.

                                  Article IV

                 Investment of Deferred Incentive Compensation

     Section 4.1. Investments. The Company shall contribute amounts allocated hereunder to the Deferred Compensation Accounts of Participants to a rabbi trust ("Trust"), to be invested in such manner as determined by the Committee, consistent with the Board resolutions establishing the Plan.

     Section 4.2. Participant Statements. Statements that identify the Participant's Account balance shall be provided to Participants no less frequently than annually.

                                   Article V

                                 Distributions

     Section 5.1. Deferral Period. Each Participant may irrevocably elect the Deferral Period for the Incentive Compensation payments deferred in any Plan Year; provided that the Deferral Period elected by a Participant shall be either a Short-Term Deferral (as provided under Section 5.1(a)) or a Retirement Deferral (as provided under Section 5.1(b)).

     (a) If the Participant elects a Short-Term Deferral, payments under the Plan shall commence only in the form provided under Section 5.2(a) of this Plan on any Distribution Date elected by the Participant; provided that such Distribution Date shall be no earlier than the Distribution Date, which is subsequent to three (3) Plan Years following the end of the Plan Year in which the Incentive Compensation would have otherwise been paid to the Participant.

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     (b)   If the Participant elects a Retirement Deferral, payments under the
Plan shall commence following the Participant's retirement date, as permitted under the Pension Plan ("Retirement Date"), provided that payments under this Plan shall commence, as elected by the Participant, either (i) within sixty (60) days of the Participant's Retirement Date or (ii) on the Distribution Date immediately following the Plan Year in which the Participant's Retirement Date occurs (provided that payments must commence under (ii) if the Participant elects to receive the payments in the form provided under Section 5.2(b) of the
Plan).

     (c) Notwithstanding anything in the Plan to the contrary, Incentive Compensation paid after a Participant's Retirement Date is not eligible for deferral and will not be deferred, regardless of the Participant's prior Deferral Election.

     (d) Notwithstanding any Deferral Period(s) elected by a Participant pursuant to Section 3.2(b) herein and this Section 5.1, if at any time before the end of the elected Deferral Period, a Participant's employment with the Company is terminated for any reason or a Participant has been on disability leave for a period of twelve (12) months, such Participant shall be paid out of the Plan in one (1) lump sum in cash within sixty (60) days after such receipt of the Participant's final pay from the Company or, if applicable, within sixty
(60) days after such twelve (12) month disability period.

     Section 5.2. Payment of Deferred Amounts. Payment of a Participant's Deferred Compensation Account under the Plan shall be made in cash in one of the following forms irrevocably elected by the Participant:

     (a)  Lump Sum Payment. Payments will be made in one (1) lump sum.

     (b)  Installment Payments.  Payments will be made in either five (5) or ten
          (10) annual installments, as irrevocably elected by the Participant. The initial payment shall be made on the Distribution Date following the Participant's Retirement Date. The remaining installment payments shall be made in the form of cash each year thereafter (on each anniversary date of the initial payment), until the Participant's entire Deferred Compensation Account has been paid. The amount of each installment payment shall be equal to the cash remaining in the Participant's Deferred Compensation Account on the last business day of January immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

     All benefits hereunder shall be paid from the Trust, as further described in Article IV.

      Section 5.3. Financial Hardship. The Committee shall have the sole authority to alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such event, the Committee may, upon the request of the Participant:

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     (a)   Provide that all, or a portion of, the amount previously deferred by the Participant immediately shall be paid in a lump sum payment; or

     (b) Provide that all, or a portion of, the installments payable over a period of time immediately shall be paid in a lump sum payment; or

     (c) Provide for such other installment payment schedule as deemed appropriate by the Committee under the circumstances.

     However, the amount distributed pursuant to this Section 5.3 shall not exceed that amount which is reasonably necessary for the Participant to meet the financial hardship at the time of distribution.

     The severity of the financial hardship shall be judged by the Committee. Severe financial hardship will be deemed to exist in the event of an unforeseeable illness or accident of the Participant or the Participant's dependent (as defined in Section 152(a) of the Code), loss of Participant's property due to casualty, or other similar unforeseeable and extraordinary circumstances arising as a result of events beyond the control of the Participant. The Committee's decision with respect to the severity of financial hardship and the manner in which, if at all, the payment of deferred amounts shall be altered or modified, shall be final, conclusive, and not subject to appeal.

     Notwithstanding anything in this Section 5.3 to the contrary, no amounts may be distributed on account of this Section 5.3 if such financial hardship may be relieved:

     (a)   Through reimbursement or compensation by insurance or otherwise;

     (b) By liquidation of the Participant's assets, to the extent the liquidations of such assets would not itself cause severe financial hardship; or

     (c)   By cessation of future deferrals under the Plan.

     Section 5.4. Maximum Deductible Amount. In the case of a Participant to whom the limitations under Section 162(m) of the Code apply, distributions to be made to such Participant in a given year will be made only to the extent deductible by the Corporation under such Section 162(m). Amounts not paid as a result of this limitation shall be paid in subsequent years, to the extent permissible under the above limitation.

     Section 5.5. Death of Participant. A Participant, who at the time of his death is employed by the Company and who dies before a complete distribution of his Deferred Compensation Account has been made to him, shall have his Deferred Compensation Account distributed in cash in one (1) lump sum to his Beneficiary. Such distribution will be made within sixty (60) days following the receipt by the Participant's beneficiary or estate of the Participant's final wage payment following his death. A Participant, who at the time of his death is not employed by the Company and who dies before his entire Deferred

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Compensation Account has been paid to him, shall have his Deferred Compensation
Account distributed to his Beneficiary in such manner as provided on his Deferral Election Form.

                                  Article VI

                          Administration of the Plan

     Section 6.1. The Committee. The Plan shall be administered by the Committee. The Committee may delegate any or all of its administrative responsibilities hereunder.

     Section 6.2. Authority of the Committee. The Committee shall have full power to select employees for participation in the Plan and to determine the terms and conditions of each employee's participation; to construe and interpret the Plan and any agreement or instrument entered into hereunder; and to establish, amend, or waive rules and regulations for the Plan's administration. Further, the Committee shall have full power to make any other determination which may be necessary or advisable for the Plan's administration.

     Section 6.3. Decisions Binding. Subject to the provisions of Article VII, all determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                                  Article VII

                           Amendment or Termination

     Section 7.1. Amendment or Termination. The Company has set no termination date for the Plan but reserves the right to amend or terminate the Plan when, in the sole discretion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date set forth in such resolution.

     Section 7.2. Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any deferred compensation held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in a Participant's Deferred Compensation Account shall be made to him or his Beneficiary in the manner and at the time described in Section 5 of the Plan.
No additional credits shall be made to the Deferred Compensation Account of a Participant after termination of the Plan, but the Company shall continue to credit gains and losses attributable to investments made pursuant to Section 4.1 to such Deferred Compensation Account until the balance of such Account has been fully distributed to the Participant or his Beneficiary.

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                                 Article VIII

                              General Provisions

     Section 8.1. Participant's Rights Unsecured. If and to the extent amounts allocated hereunder to the Deferred Compensation Accounts of Participants are contributed by the Company to the Trust described in Section 4.1, benefits under the Plan shall be payable pursuant to the Trust Agreement. Pursuant to the Trust Agreement, all asset's held thereunder shall remain subject to the general creditors of the Company. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and Trust Agreement and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan and Trust Agreement.

     Section 8.2. Tax Withholding. In connection with any deferral under the Plan, the Company shall have the right to withhold from nondeferred Incentive Compensation amounts or other compensation available at the time of the award an amount sufficient to satisfy the FICA tax withholding requirements applicable to such deferrals, or to require the Participant to remit to the Company an amount sufficient to satisfy the tax obligation. In connection with any distribution to the Participant of deferred Incentive Compensation, the Company shall have the right to withhold from such distribution an amount sufficient to satisfy Federal, State, and local tax withholding requirements applicable to such distributions.

     Section 8.3. No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

     Section 8.4. No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

     Section 8.5. Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     Section 8.6. Applicable Law. To the extent not preempted by Federal law, the Plan shall be construed and administered under the laws of the State of Illinois.

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     Section 8.7.  Incapacity of Recipient. If any benefit under the Plan shall be payable to a minor or a person not adjudicated incompetent but who, by reason of illness or mental or physical disability, is, in the opinion of the Committee, unable to properly manage his affairs, such benefit shall be paid in such of the following ways as the Committee deems best: (a) to the person directly; (b) in the case of a minor, to a custodian under any Uniform Gift to Minors Act for the person; or (c) to the person's spouse, adult child or blood relative. Any benefit so paid shall be a complete discharge of any liability of the Company and the Plan therefor.

     Section 8.8. Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of
Section 7.2.

     Section 8.9. Unclaimed Benefit. Each Participant shall keep the Committee informed of his current address and the current address of his designated Beneficiary. Neither the Company nor the Committee shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three (3) years after the date on which distribution of the Participant's may first be made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or within three years after the actual death of a Participant, neither the Company nor the Committee is able to locate any designated Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated Beneficiary and such benefit shall be forfeited; provided, however, that if the Participant or designated Beneficiary makes a valid claim for any benefit that has been so forfeited, the forfeited benefit shall be reinstated.

     Section 8.10. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company, any member of the Committee nor any individual acting as an employee or agent of the Company or Committee shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

     Section 8.11. Gender; Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

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     In Witness Whereof, Northern Trust Corporation has caused this Plan to be signed by its duly authorized officer as of the 1st day of May, 1998.


                                        Northern Trust Corporation



                                        By   [SIGNATURE APPEARS HERE]
                                          ------------------------------------
                                           Its Sr. Executive Vice President
                                              --------------------------------

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